UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Catalyst Pharmaceutical Partners, Inc.

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Catalyst Pharmaceutical Partners, Inc.

355 Alhambra Circle, Suite 1500

Coral Gables, Florida 33134

(305) 529-2522

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Catalyst Pharmaceutical Partners, Inc., a Delaware corporation, will be held on Friday, June 1, 2012, at 9:00 a.m., local time, at the Hyatt Regency Coral Gables, located at 50 Alhambra Plaza, Coral Gables, Florida, 33134, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

(1) To elect six directors to serve a term of one year or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

(2) To approve an amendment to our 2006 Stock Incentive Plan increasing the number of shares of common stock available for issuance under the Plan by an additional 1,000,000 shares (from an aggregate of 2,688,828 shares to an aggregate of 3,688,828 shares);

(3) To ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(4) To transact such other business as may properly come before the meeting.

Pursuant to our bylaws, our Board of Directors has fixed the close of business on Thursday, April 5, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2012: The 2012 Proxy Statement and the Company’s 2011 Annual Report are available at: http://ir.catalystpharma.com/annual-proxy.cfm .

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany, Chairman

April 13, 2012

Catalyst Pharmaceutical Partners, Inc.

355 Alhambra Circle, Suite 1500

Coral Gables, Florida 33134

(305) 529-2522

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Catalyst Pharmaceutical Partners, Inc., a Delaware corporation, for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 1, 2012, at 9:00 a.m., local time, at the Hyatt Regency Coral Gables, located at 50 Alhambra Plaza, Coral Gables, Florida 33134. The approximate date on which this statement and the enclosed proxy will be sent to stockholders will be April 13, 2012. The form of proxy indicates a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If signed but no space is marked, it will be voted upon by the persons named at the meeting: (i) for the election of six persons to our Board of Directors to serve until the 2013 annual meeting of stockholders, or until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal; (ii) for the approval of an amendment to our 2006 Stock Incentive Plan increasing the number of shares of our common stock issuable under the Plan by an additional 1,000,000 shares (from an aggregate of 2,688,828 shares to an aggregate of 3,688,828 shares); (iii) for the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iv) in their discretion, upon such other business as may properly come before the meeting.

Representatives of Grant Thornton LLP, our independent registered public accounting firm, are expected to attend the Annual Meeting.

We will bear the cost of the Board’s proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone and e-mail, all without extra compensation.

At the close of business on April 5, 2012 (the “Record Date”), we had outstanding 24,741,520 shares of our common stock, par value $0.001 per share. Each share of our common stock entitles the holder thereof on the Record Date to one vote on each matter submitted to a vote of stockholders at the Annual Meeting. Only stockholders at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of our common stock. In the event that there are not sufficient proxies for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Shares represented by proxies that are marked “abstain” or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.

A list of the stockholders entitled to vote at the Annual Meeting will be available at our principal executive office located at 355 Alhambra Circle, Suite 1500, Coral Gables, Florida 33134 for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. The list will also be available for inspection at the Annual Meeting by any stockholder who is present.

Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A LATER-DATED WRITTEN NOTICE TO THE CORPORATE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROPERLY EXECUTED PROXIES WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

OUR BOARD OF DIRECTORS

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of our business and structure. The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

Name	Age	Position(s)
Patrick J. McEnany	64	Chairman, President and Chief Executive Officer
Philip H. Coelho (2) (3)	67	Director
Hubert E. Huckel, M.D. (1) (2) (3)	80	Director
Charles B. O’Keeffe (2) (3)	72	Lead Independent Director
David S. Tierney, M.D. (1) (2) (3)	48	Director
Milton J. Wallace (1) (3)	76	Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee

Patrick J. McEnany is a co-founder of our company and currently serves as our Chairman, President and Chief Executive Officer (“CEO”). Mr. McEnany has been CEO and a director since our formation in January 2002. He became Chairman and President in March 2006. From 1999 to 2002, Mr. McEnany was a consultant to the pharmaceutical industry. From 1991 to 1997, Mr. McEnany was Chairman and CEO of Royce Laboratories, Inc., a generic pharmaceutical manufacturer. From 1997 to 1998, after the merger of Royce into Watson Pharmaceuticals, Inc., Mr. McEnany served as president of the wholly-owned Royce Laboratories subsidiary and vice president of corporate development for Watson Pharmaceuticals, Inc. From 1993 to 1997, he also served as vice chairman and a director of the National Association of Pharmaceutical Manufacturers. He currently serves on the board of directors for ThermoGenesis Corp. and the Jackson Memorial Hospital Foundation, and over the last 30 years has served as a director for numerous other public companies. The Board of Directors believes the characteristics that qualify Mr. McEnany for the Board include his long-term experience in the pharmaceutical industry, leadership experience and judgment and deep knowledge of our Company’s business.

Philip H. Coelho has been a member of our board of directors since October 2002. Mr. Coelho is currently President and CEO of Synergenesis Inc., a company enabling regenerative cures through the application of innovative engineering and President of PHC Medical, Inc., a company providing consulting services for enterprises in the medical device related cell therapy field. Previously, from October 1986 until 2008, Mr. Coelho founded and was employed by ThermoGenesis Corp., a company focused on the blood processing and hospital/woundcare markets. Mr. Coelho was Chairman and Chief Executive Officer of ThermoGenesis from December 1989 until May 2007 and served as its Chief Technology Architect from June 2007 until May 2008. From October 1986 to September 1989, Mr. Coelho held the position of Vice President and Director of Research, Development and Manufacturing with ThermoGenesis. Prior to his association with ThermoGenesis, from October 1983 to October 1986 Mr. Coelho was President of Castleton, Inc., a company that developed and licensed ultra-rapid heat transfer technology to ThermoGenesis. Mr. Coelho currently serves on the Board of Directors of Mediware Information Systems, Inc. and Ampio Pharmaceuticals, Inc. Mr. Coelho holds a Bachelor of Science degree in Mechanical Engineering from the University of California, Davis. The Board of Directors believes the characteristics that qualify Mr. Coelho for the Board include his long-term experience in the biopharmaceutical industry and his leadership experience and judgment.

Hubert E. Huckel, M.D. is a co-founder of our company and serves as a member of our board of directors. Dr. Huckel was Chairman of the Board until March 2006. Dr. Huckel spent more than 30 years with The Hoechst Group (now part of Sanofi-Aventis), and was at the time of his retirement in 1992 Executive Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Huckel has continued his involvement in the prescription drug industry and currently serves on the boards of directors of Titan Pharmaceuticals, Inc. and Concordia Pharmaceuticals, Inc. Dr. Huckel received his M.D. from the University of Vienna, Austria and is a member of the Rockefeller University Council. The Board of Directors believes the characteristics that qualify Dr. Huckel for the Board include his leadership experience and judgment and his long-term pharmaceutical industry experience and knowledge.

Charles B. O’Keeffe has served as a member of our board of directors since December 2004 and became our lead independent director in July 2011. Mr. O’Keeffe also served as a consultant to us from December 2004 until June 2011. Mr. O’Keeffe is a Professor in the Departments of Pharmacology, Epidemiology and Community Health at Virginia Commonwealth University (“VCU”), and has served in such capacity since January 1, 2004. Mr. O’Keeffe joined VCU after retiring as President and Chief Executive Officer of Reckitt Benckiser Pharmaceuticals, Inc., a position Mr. O’Keeffe held from 1991 until 2003. As President of Drug Abuse Rehabilitation Services (from 1970 until 1971), he developed the first child-resistant, abuse-resistant vehicle for dispensing methadone. He served as president of Washington Reference Laboratories from 1972 until 1975, which provided toxicology services to the Department of Defense during the Vietnam War. He has served in the White House (from 1970 until 1973 and from 1976 until 1980) for three presidents—as advisor, special assistant for international health and deputy director for international affairs in the Office of Drug Abuse Policy—and has served on U.S. delegations to the World Health Assembly and the U.N. Commission on Narcotic Drugs. Mr. O’Keeffe played a significant role in helping Congress reach consensus on the Drug Addiction Treatment Act of 2000. The Board of Directors believes the characteristics that qualify Mr. O’Keeffe for the Board include his leadership experience and judgment, including his experience in the treatment of addiction.

David S. Tierney, M.D. has served as a member of our board of directors since October 2002. Dr. Tierney served as President and Chief Operating Officer (and a member of the board of directors) of Oceana Therapeutics, Inc., a private specialty pharmaceutical company between the organization of that company in 2008 and the sale of that company to Salix Pharmaceuticals, Ltd. in December 2011. Dr. Tierney also served as the President and CEO (and as a member of the board of directors) of Valera Pharmaceuticals, Inc. a specialty pharmaceutical company, between August 2000 and April 2007, when Valera completed a merger with Indevus Pharmaceuticals, Inc. Further, from January 2000 to August 2000, Dr. Tierney served as President of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company, where he was responsible for all of Biovail’s research and development, regulatory and clinical activities. Finally, from March 1997 to January 2000, Dr. Tierney was Senior Vice President of Drug Development at Roberts Pharmaceutical Corporation, where he was responsible for all research and development activities, and for drug development, medical affairs, worldwide regulatory affairs and chemical process development, as well as being part of the executive management team, and from December 1989 to March 1997, Dr. Tierney was employed by Élan Corporation, a pharmaceutical company, in a variety of management positions. Dr. Tierney is also a director of Bioject Medical Technologies, Inc. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine. The Board of Directors believes the characteristics that qualify Dr. Tierney for the Board include his leadership experience and judgment and his pharmaceutical industry experience and knowledge.

Milton J. Wallace became a member of our board of directors in October 2002. Mr. Wallace was a practicing attorney in Miami, Florida for over 40 years until 2005, when he retired. Mr. Wallace served as co-founder and chairman of Renex Corporation, a provider of kidney dialysis services, from July 1993 to February 2000, when that company was acquired by National Nephrology Associates, Inc. Mr. Wallace was also the co-founder and a director of Home Intensive Care, Inc., a provider of home infusion and dialysis services, from 1985 to July 1993, when that company was acquired by W.R. Grace & Co. Mr. Wallace currently serves as Chairman of the Board of Directors of Biscayne National Corp., as Vice Chairman of Preferred Care Partners, and as a member of the board of directors of Imperial Industries, Inc. The Board of Directors believes the characteristics that qualify Mr. Wallace for the Board include his leadership experience and judgment and healthcare industry experience and knowledge.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in their ownership of common stock. Officers, directors, and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations made to us that no other reports were required, during the year ended December 31, 2011, all Section 16(a) filings required to be filed by our officers, directors, and greater than 10% stockholders were timely filed.

Independent Directors

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. McEnany, the Company’s Chairman, President and Chief Executive Officer.

Corporate Governance

Our Board of Directors and management are committed to utilizing good corporate governance practices to ensure we are managed for the long-term benefit of our stockholders. We have in place a variety of policies and practices to promote good corporate governance. A majority of our Board of Directors is independent, in accordance with Nasdaq Capital Market listing standards, and all members of our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee also meet Nasdaq standards for independence. We have also established:

•

written charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee that address corporate governance practices in accordance with the Sarbanes-Oxley Act, current Nasdaq corporate governance guidelines, and other applicable rules and regulations;

•	a Code of Business Conduct and Ethics applicable to our officers, directors, and employees;

•	a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

•	disclosure control policies and procedures.

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for establishing and reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Among the matters addressed by our corporate governance guidelines are:

•

Director Independence—Independent directors shall constitute at least a majority of our Board of Directors and all of the Audit, Compensation, and Nominating and Corporate Governance Committees in accordance with the independence standards set forth in the Marketplace Rules for Nasdaq-listed companies.

•	Executive Sessions of Independent Directors—Our non-employee directors regularly meet in executive sessions without management present.

Copies of our Code of Business Conduct and Ethics can be found on the corporate governance page of our Investor Relations website, located at http://ir.catalystpharma.com/governance.cfm.

Board Diversity

In carrying out its function to nominate candidates for election to our Board, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment and diversity. The Nominating and Corporate Governance Committee construes diversity as meaning a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time.

Leadership Structure

Patrick J. McEnany serves as both our Chairman of the Board and CEO. The Board believes that independent oversight of management is an important component of an effective board of directors. The Board and its independent members believe that the most effective Board leadership structure at the present time is for the CEO to serve as Chairman of the Board, a structure that has served us well in the past. The independent members of the Board believe that because the CEO is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of the deliberations undertaken by the Board, the CEO is the director best qualified to act as our Chairman of the Board. The Board reserves the authority to modify this structure to best address and advance the interests of all stockholders, as and when appropriate.

The Board also believes, for the reasons set forth below, that our existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers. These governance practices are reflected in our various committee charters, which are available on our website at www.catalystpharma.com. Some of the relevant processes and other corporate governance practices include:

•

At each regularly scheduled Board meeting, all of our independent directors meet in an executive session without Mr. McEnany. In these executive sessions, the independent directors deliberate on matters such as those involving the performance of our executive officers.

•	Each of our directors is elected annually by our stockholders.

•

All of our directors, except for Mr. McEnany, are independent directors. Each director is an equal participant in decisions made by the full Board. All of the Committees of the Board are comprised of only independent directors.

Lead Independent Director

The Board of Directors of the Company has appointed a non-management director to serve in a lead capacity (the “Lead Independent Director”) to perform such duties and responsibilities as the Board of Directors may determine. Charles B. O’Keeffe serves as the Lead Independent Director. The role of the Lead Independent Director includes:

•	in consultation with the Chairman, determining the length and timing of Board meetings, including regular and special meetings;

•	determining the agenda and materials to be provided to directors in advance of each meeting of the Board;

•	serving as chair of executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board;

•	serving as liaison between the Chairman of the Board and other independent directors;

•	overseeing the Board’s stockholder communication policies and procedures; and

•	calling meetings of independent directors.

Board Meetings and Committees

During 2011, our Board of Directors held eight meetings and took four actions by unanimous written consent. For 2011, all of our directors attended at least 75% or more of the aggregate number of meetings held by our Board of Directors and the committees on which they served, except Dr. Huckel, who attended 73% of the meetings held by the Board of Directors and the committees on which he served. Five of the members of our Board of Directors attended the 2011 Annual Meeting of Stockholders that was held on May 20, 2011. Directors are encouraged, but not required, to attend the Annual Meeting in person.

Audit Committee

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s independent auditors. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, the Company’s processes to manage business and financial risk, and compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditor.

The Board of Directors has determined that Milton J. Wallace, the chairman of the Audit Committee, is an “audit committee financial expert” as defined in Regulation S-K.

The Audit Committee held four meetings in 2011. The Audit Committee’s charter can be found at http://ir.catalystpharma.com/governance.cfm.

Compensation Committee

The role of the Compensation Committee is to discharge the Board’s responsibilities related to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans.

The Compensation Committee held two meetings in 2011 and acted once by written consent. The Compensation Committee’s charter can be found at http://ir.catalystpharma.com/governance.cfm.

Nominating and Corporate Governance Committee

The role of the Nominating and Corporate Governance Committee is to appoint nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies between annual stockholder meetings, to review, evaluate and recommend changes to the Company’s corporate governance policies, and to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stockholders.

The Nominating and Corporate Governance Committee held one meeting in 2011. The Nominating and Corporate Governance Committee’s charter can be found at http://ir.catalystpharma.com/governance.cfm.

Risk Oversight

Risk oversight is administered through the Board as a whole. The Board does not believe that risk management issues have an effect on the Company’s leadership structure. The Board provides feedback to management at regularly held board meetings. The independent directors meet in executive session at each meeting of the Board of Directors and provide insight to our management on a variety of topics, including risk oversight.

Audit Committee Report

Management has the primary responsibility for our internal control over financial reporting, the financial reporting process and preparation of our financial statements. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue a report thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee these processes.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of our financial statements is compatible with maintaining the independent auditors’ independence. During such discussions, the independent auditors confirmed that, as of December 31, 2011, they were independent accountants with respect to Catalyst Pharmaceutical Partners, Inc. within the meaning of the Securities Act of 1933 and the requirements of the PCAOB.

Based upon the audit committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The Audit Committee has also reviewed all non-audit services being provided by the independent auditors and has concluded that the provision of such services has been compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has discussed these matters with representatives of the independent auditors and our management and will monitor our compliance with any new restrictions as they are put in place to continue to ensure that the services provided by our independent accountants are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee

Milton J. Wallace (Chair)

David S. Tierney, M.D.

Hubert E. Huckel, M.D.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into any such filings.

Independent Auditor’s Fees

The following table represents fees for professional audit services rendered by Grant Thornton LLP relating to the audit of our annual financial statements for the fiscal years ended December 31, 2011 and 2010.

	2011	2010
Audit fees (1)	$128,260	$138,330
Audit-related fees	—	—

Total audit fees	128,260	138,330
Tax fees	8,692	7,632
All other fees	—	—

Total fees	$136,952	$145,962

(1)	Represents aggregate fees billed for professional services rendered by Grant Thornton, LLP for the audit of our financial statements included in our Annual Report on Form 10-K and for the reviews of our financial statements included in our Quarterly Reports on Form 10-Q. Also includes fees incurred in 2010 with respect to the Registration Statement on Form S-3 that we filed on December 3, 2010.

OUR MANAGEMENT TEAM

Executive Officers

The following list reflects our executive officers, as of the date of this proxy, the capacity in which they serve us, and when they assumed office:

Name	Position(s)	Age	Executive Officer Since
Patrick J. McEnany	Chairman, President and Chief Executive Officer	64	January 2002
Steven R. Miller, Ph.D.	Chief Operating Officer and Chief Scientific Officer	50	April 2007
Alicia Grande, CPA, CMA	Vice President, Treasurer and Chief Financial Officer	41	January 2007
M. Douglas Winship	Vice President of Regulatory Operations	63	July 2006
Richard P. Rieger	Vice President, Commercial Operations	50	November 2011

Executive Officers’ Business Experience

The business experience of Patrick J. McEnany is included above under “Our Board of Directors.”

Steven R. Miller, Ph.D., has served as Chief Operating Officer since January 2011 and as our Chief Scientific Officer since October 2009. Previously, commencing in April 2007, Dr. Miller was our Vice President of Pharmaceutical Development and Project Management. Dr. Miller has worked in the healthcare industry for over 25 years. Prior to joining us, Dr. Miller spent 15 years with various divisions of Watson Laboratories, a subsidiary of Watson Pharmaceuticals, Inc., most recently as Executive Director of R&D Operations. In this capacity, Dr. Miller managed a team of 75 in the testing of all R&D products for clinical trials, including method valuation, stability testing, operation of the R&D pilot plant, and assembly of the CMC section of drug applications, in addition to other responsibilities. Prior to this position, Dr. Miller was Director of Technology Transfer for Watson Laboratories, and Vice President of Research and Product Development for Royce Laboratories, which was subsequently acquired by Watson Laboratories. Prior to joining Royce Laboratories, Dr. Miller was Group Leader and Senior Scientist at Dade Behring. Before joining Dade Behring, Dr. Miller was both a Graduate Teaching Assistant and Research Assistant at the University of Maryland and University of Miami, respectively, and prior to that, served as an Analytical Chemist at the U.S. Food & Drug Administration. Dr. Miller received his Bachelor of Science Degree in Chemistry from the University of Maryland and his Ph.D. from the University of Miami.

Alicia Grande, CPA, CMA , has served as our Vice President, Treasurer and Chief Financial Officer since December 2011 and as our Chief Accounting Officer since January 2007. Prior to joining Catalyst, since 2003 Ms. Grande was employed by The Hackett Group, Inc. (formerly known as Answerthink, Inc.), a publicly traded information technology consulting services company. Ms. Grande served in various capacities with The Hackett Group, most recently as Senior Director of Finance, and was responsible for all external and SEC financial reporting. Ms. Grande also served as head of The Hackett Group’s Sarbanes-Oxley Act compliance team. Prior to joining The Hackett Group, Ms. Grande was employed for more than 10 years in capacities from staff to most recently Senior Manager, Audit & Business Consulting, by several public accounting firms including Arthur Andersen LLP. Ms. Grande earned a Bachelor of Science degree in business administration, with majors in accounting and finance, from Syracuse University and a master of accounting degree from Florida International University.

M. Douglas Winship joined us in July 2006 as our Vice President of Regulatory Operations. Mr. Winship has worked in regulatory affairs in the healthcare industry for over 30 years. From 2004 to 2005, Mr. Winship was Vice President—Quality Assurance and Regulatory Affairs for Argos Therapeutics, Inc., a biotechnology company developing immunotherapy treatments for cancer, in Durham, North Carolina. Previously, Mr. Winship was employed by CEL-SCI Corp., a biotechnology company developing immune system based treatments, in

Vienna, VA, from 1998 to 2002 as Senior Vice President—Regulatory Affairs and Quality Assurance, and from 1994 through 1998 as Vice President—Regulatory Affairs and Quality Assurance. From 1988 to 1994, Mr. Winship was employed by Curative Technologies, Inc., a health-care company involved in the wound-healing market, first as Director of Regulatory Affairs and Quality Assurance and later as Vice President of Regulatory Affairs and Quality Assurance. Mr. Winship earned his Bachelor of Science in chemistry from Upsala College.

Richard P. Rieger joined us in November 2011 as our Vice President, Commercial Operations. Prior to his employment with us, from March 2011 to November 2011, Mr. Rieger served as Vice President, Business Development for PhaseRx, an early stage biotechnology company with a novel drug delivery technology; from January 2006 to March 2011, Mr. Rieger served as Senior Engagement Manager, Life Sciences and Medical Technology for L.E.K. Consulting, where he was a consultant for numerous engagements; from 2004 through 2006, Mr. Rieger served as Vice President, Business Development for Dendreon Corporation; and, from 1996 through 2004, Mr. Rieger served in varying capacities for Abbott Laboratories, including as the company’s Director, Licensing and Business Development. Mr. Rieger holds a Bachelor of Science in Electrical Engineering from the University of Notre Dame and an MBA in Finance and Business Policy from the University of Chicago.

Family Relationships

There are no family relationships between or among any of our directors and/or executive officers.

Chief Medical Officer

Our Chief Medical Officer is Charles Gorodetzky, M.D., Ph.D. Dr. Gorodetzky, age 74, is a consultant to our company. Dr. Gorodetzky has served as our Chief Medical Officer since September 2006. Dr. Gorodetzky has more than 46 years of experience in pharmacology, drug development, clinical trial management and addiction medicine. From 1999 to 2005, Dr. Gorodetzky was employed by Quintiles, Inc. in a variety of management positions, including serving as a Vice President in the Medical and Scientific Services Department. While at Quintiles, he had extensive experience with designing, organizing and managing large multi-center clinical trials in a variety of central-nervous system (CNS) indications, abuse liability, substance abuse treatment and smoking cessation. Prior to joining Quintiles, from 1994 to 1998 Dr. Gorodetzky was a Vice President of Hoechst Marion Roussel, Inc. (HMR) (formerly Marion Merrell Dow and now part of Sanofi-Aventis) serving as Global Head of CNS Development, Head of Clinical Research North America and North American Medical Advisor. Dr. Gorodetzky has been directly involved in the clinical development of vigabatrin since 1995, first as the primary responsible development person at HMR and then as the person at Quintiles working with HMR in the development of vigabatrin. Prior to joining HMR, Dr. Gorodetzky was employed by several pharmaceutical companies in management positions, with an emphasis on developing smoking cessation therapies and antiepileptic drugs. From 1963 to 1984, Dr. Gorodetzky was on the staff at the National Institute on Drug Abuse (NIDA) Addiction Research Center, serving in his last position as the final director of NIDA’s Lexington facility.

EXECUTIVE COMPENSATION—DISCUSSION AND ANALYSIS

Role of the Compensation Committee

The Compensation Committee of our board of directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to our executive officers and administers our 2006 Stock Incentive Plan (the “2006 Plan”). Our Compensation Committee consists of four members, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated thereunder, and in the listing standards of the Nasdaq Capital Market. The Compensation Committee operates under a written charter that was first adopted by our board of directors in July 2006. The charter more fully describes the role, responsibilities, and functioning of the Compensation Committee. A copy of this charter can be viewed on our website at http://ir.catalystpharma.com/governance.cfm.

In connection with the completion of our November 2006 initial public offering (“IPO”), we entered into an employment agreement with Patrick McEnany, our Chairman, President, and Chief Executive Officer, as more particularly described below. Further, during 2006 and 2007 we added several additional executive officers (Mr. Winship, Dr. Miller and Ms. Grande), as well as one new executive officer in 2011 (Richard Rieger), all of whose compensation is subject to review and approval by the Compensation Committee.

Summary Compensation Table

The following table sets forth information about the compensation earned during 2011, 2010, and 2009 by our Chief Executive Officer, our Chief Financial Officer and our Chief Operating Officer. We refer to these executive officers in this Proxy Statement as the “Named Executive Officers”. Information is also included below about our former Chief Financial Officer, Jack Weinstein. This information is included for historical purposes.

Awards ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock (1)	Option (2)	Non-Equity Incentive Compensation	All Other Compensation ($)(3)	Totals ($)
Patrick J. McEnany Chairman, President and CEO	2011 2010 2009	368,437 357,706 347,224	11,053 — —	— — —	79,318 56,226 87,148	— — —	— — —	458,808 413,932 434,372

Alicia Grande Vice President, Treasurer and CFO	2011 2010 2009	159,650 155,000 149,202	4,790 — —	— — —	71,386 29,987 46,902	— — —	6,386 6,200 5,944	242,212 191,187 202,048

Steven R. Miller, Chief Operating Officer and Chief Scientific Officer	2011 2010 2009	250,000 230,000 204,321	27,500 20,000 15,000	— — —	71,386 44,981 82,541	— — —	10,000 9,200 8,339	358,886 304,181 310,201

Jack Weinstein (4)	2011 2010 2009	233,929 227,115 220,460	7,018 — —	— — —	— 44,981 71,977	— — —	8,997 9,085 8,783	249,944 281,181 301,220

(1)	The amounts reported in this column are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock grants to the named executives in the listed fiscal year.

(2)	The amounts reported in this column represent the grant date fair value of stock option awards granted in accordance with FASB ASC Topic 718 for the listed year. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 12 to the “Notes to Financial Statements” in our 2011 Annual Report on Form 10-K.

[Narrative to Summary Compensation Table starts on next page]

(3)	All other compensation consists of 401(k) employer match.

(4)	Mr. Weinstein served as our Chief Financial Officer, Treasurer and Vice President, Business Development until December 16, 2011.

Narrative to Summary Compensation Table

Overview of compensation structure

Our compensation structure for our CEO and CFO, who together with our COO are sometimes referred to herein as our “Named Executive Officers,” consists of three components — a base salary, discretionary bonuses based on performance and equity compensation. Each of these components is reflected in the Summary Compensation Table set forth above and is also discussed in further detail below.

Compensation program objectives and what our compensation program seeks to reward

Our executive compensation program is designed to retain our executive officers and to motivate them to increase stockholder value on both an annual and longer term basis primarily by positioning our business to maximize our product development efforts and over time to turn those efforts into revenues and net income. To that end, compensation packages include significant incentive forms of stock-based compensation to ensure that each executive officer’s interest is aligned with the interests of our stockholders.

Why each element of compensation is paid and how the amount of each element is determined

The following is a brief discussion of each element of our Named Executive Officer compensation. The Compensation Committee intends to pay each of these elements in order to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The Compensation Committee also intends to evaluate on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace with which we compete for executive talent. Overall, our Compensation Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our Named Executive Officers.

Salaries. Mr. McEnany has an employment agreement with us, a copy of which is an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2011. Our other Named Executive Officers (Ms. Grande and Dr. Miller) are employees at will. Since 2009, any increases in the salaries of our Named Executive Officers have been made at the discretion of the Compensation Committee. Mr. McEnany, who serves as our Chief Executive Officer, receives no additional compensation for serving on our board of directors.

Cash Incentive Compensation. Cash incentive or bonus compensation is discretionary under our employment agreement with Mr. McEnany. All cash incentive compensation grants are intended to be paid in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended. We paid a bonus of $20,000, $20,000, and $15,000, respectively, to Dr. Miller during 2011, 2010 and 2009 for services performed by Dr. Miller in each of these years. In 2011, we paid a year-end cash bonus of three percent of base salary to each of our employees, including each of our Named Executive Officers. This bonus for 2011 services was awarded on a discretionary basis by the Compensation Committee based on the Compensation Committee’s assessment of the employees’ performance during 2011.

Equity Compensation. Prior to our IPO, we granted stock options to certain of our officers, directors and consultants for their services. These stock options were granted pursuant to written agreements. We have also granted stock options and restricted stock units to our executive officers, directors and consultants under the 2006 Plan, and all future grants are expected to be made under the 2006 Plan. Under the 2006 Plan, unless otherwise determined by the Compensation Committee, equity compensation awards generally vest over a four-year period.

On December 16, 2011, we granted stock options to each of our employees, including our Named Executive Officers. These options were priced at the closing price of our common stock on December 16, 2011 (the grant date). One-third of such options vested immediately, and the remaining options vest in equal parts over a two-year period.

Perquisites. We offer health benefits to each of our Named Executive Officers. Such benefits are identical to those received by all of our employees. None of our Named Executive Officers receives any further perquisite benefit.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have an employment agreement with Patrick J. McEnany, our Chairman, President and Chief Executive Officer, which provides for the payment of a base salary plus bonus compensation based on performance. Mr. McEnany’s employment agreement also contains a “change of control” severance arrangement if the employee is not retained in our employment after a change of control. The employment agreement for Mr. McEnany expires on November 8, 2013. After the expiration of his employment agreement, Mr. McEnany becomes an employee-at-will, and he will still be entitled to payments for termination without cause or in the event of a change in control, as set forth below.

Pursuant to the employment agreement that we have with Mr. McEnany, we may terminate his employment at any time for “cause”, in which he would have no right to receive compensation or other benefits for any period after termination. Termination for “cause” may also occur when the executive performs dishonest acts intended to benefit the executive personally, the executive’s willful neglect of the executive’s duties, or failure to perform such duties because of gross negligence on the part of the executive, violation of any obligation under the executive’s employment agreement not remedied by the executive after ten (10) days notice of such violation, or the executive’s arrest for, conviction of or plea of nolo contendre to a crime constituting a felony.

In certain circumstances, Mr. McEnany is entitled to severance pay. These circumstances include (1) his voluntary resignation after a change in control or a demotion, or our failure to perform our material obligations under his employment agreement and our failure to remedy such violation within ten (10) days notice of such violation, (2) his termination without cause, (3) his total and permanent disability, or (4) his death.

A change in control under our employment agreement with Mr. McEnany includes:

•

the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the company), in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then-outstanding capital stock of the Company to one or more Persons (other than to the executive officer or a “group” (as defined under the Securities Exchange Act of 1934) in which the executive officer is a member);

•	the sale of substantially all of the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization); or

•	the liquidation or dissolution of the Company

Under any of those circumstances, the executive’s severance package includes:

•	the payment of any accrued but unpaid annual bonus at the time of termination;

•	the payment of the executive’s base salary for a period of at least twelve (12) months; and

•	continuation of the executive’s medical benefits (in case of disability), including to his family (in case of death or disability).

Effective December 16, 2011, in connection with her appointment as our Vice Prsident, Treasurer and Chief Financial Officer, we entered into a letter agreement with Ms. Grande regarding her continued employment with the Company. Under such letter agreement, if Ms. Grande is terminated without “cause” (such term is defined in the same manner as set forth above in the description of Mr. McEnany's employment agreement), she will receive twelve (12) months of base salary. Ms. Grande will also receive twelve (12) months of base salary if she resigns from her employment for “good reason.” “Good reason” is defined as any material alteration by the Company of positions, functions, duties, or responsibilities, or a material decrease in base salary not agreed to by Ms. Grande.

The amounts payable to each executive officer with an employment agreement or letter agreement, in the event of termination, death, disability, or retirement, are set forth in the following chart assuming the event occurred on December 31, 2011:

Name	Payment Due Upon Termination either by Company without Cause or Officer for Good Reason (1)	Payment Due Upon the Death or Permanent Disability of Officer (1)	Payment Due Upon a Termination by Company with Cause or Resignation or Retirement by Officer (1)	Payment Due upon a Change of Control
Patrick J. McEnany	$368,437	$430,758	—	$736,874
Alicia Grande	$159,650	—	—	$159,650
Steven R. Miller	—	—	—	$250,000

(1)	Under our employment agreement with Mr. McEnany and our letter agreement with Ms. Grande, these amounts would have been payable to Mr. McEnany and Ms. Grande had their employment been terminated on December 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

Grants of Plan-Based Awards for 2011

The following table provides information relating to options granted during the fiscal year ended December 31, 2011:

Name	Grant Date (1)	Number of Securities Underlying Options (#) (2)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards
Patrick J. McEnany	12/16/2011	100,000	$1.07	$0.79
Alicia Grande	12/16/2011	90,000	$1.07	$0.79
Steven R. Miller	12/16/2011	90,000	$1.07	$0.79

(1)	Options were granted at a meeting of the Compensation Committee on the grant date.

(2)	Options vest one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of December 31, 2011:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for equity compensation plans
Securities issued under the 2006 Plan	2,263,888	$1.21	239,270
Securities issued outside the 2006 Plan	1,459,220	$0.69	—

2006 Stock Incentive Plan

In July 2006, we adopted the 2006 Plan. We have reserved 2,688,828 shares for issuance under the 2006 Plan. To date, options to purchase 2,508,888 shares of our common stock and 55,484 restricted shares of our common stock have been granted under the 2006 Plan. The purpose of the 2006 Plan is to continue to advance our interests by allowing us to attract, retain, reward, and motivate individuals eligible under the 2006 Plan to strive for our continued success by giving them additional opportunities to purchase further equity stakes in our company.

Administration. The Compensation Committee of our board of directors administers the 2006 Plan and determines which persons will receive grants of awards and the type of award to be granted to such persons. The Compensation Committee also interprets the provisions of the 2006 Plan and makes all other determinations that it deems necessary or advisable for the administration of the 2006 Plan.

Eligibility. All eligible individuals will be able to participate in the 2006 Plan. Eligible individuals include our directors, officers, employees, independent contractors and consultants, as well as individuals who have accepted an offer of employment with us.

Transferability of awards. Awards are non-transferable other than by will or by the laws of descent and distribution or as otherwise expressly allowed by the Compensation Committee pursuant to a gift to members of an eligible person’s immediate family. The gift may be directly or indirectly transferred, by means of a trust, partnership, or otherwise. Stock options and stock appreciation rights may be exercised only by the optionee, any such permitted transferee or a guardian, legal representative or beneficiary.

Change of control. If there is a change in control of Catalyst Pharmaceutical Partners, Inc., any award that is not exercisable and vested may become immediately exercisable and vested in the sole and absolute discretion of the Compensation Committee. Vested awards will be deemed earned and payable in full. The Compensation Committee may also terminate the awards, entitling participants to a cash payment. If we are liquidated or dissolved, awards may also be converted into the right to receive liquidation proceeds. In the event that the Compensation Committee does not terminate or convert an award upon a change of control, then the award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation

Amendments, modifications and termination. Our board of directors may, at any time, suspend or terminate the 2006 Plan, but the board may not impair the rights of holders of outstanding awards without the holder’s consent. No amendment to the 2006 Plan may be made without consent of our stockholders. In the event that an award is granted to a person residing outside of the United States, the board may, at its discretion, modify the terms of the agreement to comply with the laws of the country of which the eligible individual is a resident. The 2006 Plan will terminate 10 years after its effective date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding equity-based awards held by our Named Executive Officers as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Patrick J. McEnany	364,804 364,804	— —	— —	0.69 0.69	07/01/12 03/04/15	— —	— —	— —	— —
	15,000	—	—	2.49	11/12/13	—	—	—	—
	150,000	—	—	0.90	10/20/14	—	—	—	—
	50,000	25,000	—	1.09	11/05/15	—	—	—	—
	33,333	66,667	—	1.07	12/16/16	—	—	—	—

Alicia Grande	15,000	—	—	2.49	11/12/13	—	—	—	—
	90,000	—	—	0.90	10/20/14	—	—	—	—
	26,666	13,334	—	1.09	11/05/15	—	—	—	—
	30,000	60,000	—	1.07	12/16/16	—	—	—	—

Steven R. Miller, Ph.D.	15,000	—	—	2.49	11/12/13	—	—	—	—
	175,000	—	—	0.90	10/20/14	—	—	—	—
	40,000	20,000	—	1.09	11/05/15	—	—	—	—
	30,000	60,000	—	1.07	12/16/16	—	—	—	—

Option Exercises

No options have been exercised by any of our Named Executive Officers through December 31, 2011.

COMPENSATION OF DIRECTORS

Fiscal 2011 Director Compensation

The following table provides information regarding compensation earned by our non-employee Directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2) ($)	Total ($)
Philip H. Coelho	27,500	18,649	46,149
Hubert E. Huckel	26,500	18,649	45,149
Charles B. O’Keeffe (3)	42,500	22,378	64,878
David S. Tierney (4)	32,500	22,378	54,878
Milton J. Wallace (5)	38,500	22,378	60,878

(1)	All figures represent the amounts recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2011, which for all grants was equal to the grant date fair value, computed in accordance with FASB ASC Topic 718. In December 2011, Messrs. Coelho and Huckel received 25,000 options to purchase shares of our common stock and Messrs. O’Keeffe, Wallace and Tierney received 30,000 options to purchase shares of our common stock. These options were priced at the market price of our common stock on the grant date and vested immediately upon grant.

(2)	The aggregate number of stock options held by each non-employee director as of December 31, 2011 is indicated in the table below:

Name	Number of Options
Philip H. Coelho	95,000
Hubert E. Huckel	824,608
Charles B. O’Keeffe	180,000
David S. Tierney	111,000
Milton J. Wallace	111,000

(3)	Mr. O’Keeffe serves as our lead independent director and chairman of the Nominating & Corporate Governance Committee of the Board. Mr. O’Keeffe received additional compensation for his services as lead independent director and chairman of the Nominating & Corporate Governance Committee as described in the narrative below.

(4)	Dr. Tierney serves as chairman of the Compensation Committee of the Board. Dr. Tierney received additional compensation for his services as chairman of the Compensation Committee as described in the narrative below.

(5)	Mr. Wallace serves as chairman of the Audit Committee of the Board. Mr. Wallace received additional compensation for his services as chairman of the Audit Committee as described in the narrative below.

Compensation of Directors

For 2011, non-employee directors received an annual retainer of $20,000, plus meeting fees of $1,500 for Board meetings attended in person, $500 for Board meetings attended by telephone and $500 for committee meetings. Further, the chair of the Audit Committee received an additional annual retainer of $10,000 and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee received an additional annual retainer of $5,000. Non-employee directors also received the stock option grants in December 2011 that are described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date for this Proxy Statement, we had 24,741,520 shares of our common stock outstanding. The following table sets forth, as of the date of this proxy statement, certain information regarding the shares of common stock owned of record or beneficially by (i) each person who owns beneficially more than 5% of our outstanding common stock; (ii) each of our directors and Named Executive Officers; and (iii) all directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
Patrick J. McEnany (2)(3)	4,326,410	16.8
Hubert E. Huckel, M.D. (4)	1,998,742	7.8
Federated Investors, Inc. (5)	3,393,196	13.7
FMR, LLC (6)	1,940,828	7.8
Philip H. Coelho (7)	177,636	*
Charles B. O’Keeffe (8)	255,876	1.0
David S. Tierney (9)	289,401	1.2
Milton J. Wallace (9)(10)	507,084	2.0
Alicia Grande (11)	190,712	*
Steven R. Miller (12)	334,754	1.3
All officers and directors as a group (9 persons)	8,290,409	30.0

*	Less than one percent

(1)	Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. Further, unless otherwise noted, the address for each person named in this table is c/o Catalyst Pharmaceutical Partners, Inc.

(2)	Includes 145,922 shares owned by Mr. McEnany’s wife.

(3)	Includes options to purchase 977,941 shares of our common stock, of which 729,608 shares are exercisable at a price of $0.69 per share, 15,000 shares are exercisable at a price of $2.49 per share, 150,000 shares are exercisable at a price of $0.90 per share, 50,000 shares are exercisable at $1.09 per share and 33,333 shares are exercisable at a price of $1.07 per share. Excludes unvested stock options to purchase 25,000 shares of our common stock at an exercise price of $1.09 per share which will vest on November 5, 2012, and 66,667 shares of our common stock at an exercise price of $1.07 per share, which will vest on the following schedule: (i) 12/16/2012: 33,333 shares, and (ii) 12/16/2013: 33,334 shares.

(4)	Includes options to purchase 819,608 shares of our common stock, of which 729,608 shares are exercisable at a price of $0.69 per share, 5,000 shares are exercisable at a price of $3.15 per share, 5,000 shares are exercisable at a price of $2.55 per share, 30,000 shares are exercisable at a price of $0.90 per share, 25,000 shares are exercisable at a price of $1.09 per share, and 25,000 shares are exercisable at a price of $1.07 per share.

(5)	Reported in a Schedule 13G filed by Federated on February 9, 2012. According to the Schedule 13G, Federated’s address is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(6)	Reported in a Schedule 13G filed by FMR, LLC on February 14, 2012. According to the Schedule 13G, FMR’s address is 82 Devonshire Street, Boston, MA 02109.

(7)	Includes options to purchase 90,000 shares of our common stock, of which 5,000 shares are exercisable at a price of $3.15 per share, 5,000 shares are exercisable at a price of $2.55 per share, 30,000 shares are exercisable at a price of $0.90 per share, 25,000 shares are exercisable at a price of $1.09 per share, and 25,000 shares are exercisable at a price of $1.07 per share.

(8)	Includes options to purchase 175,000 shares of our common stock, of which 5,000 shares are exercisable at $3.15 per share, 5,000 shares are exercisable at $2.55 per share, 105,000 shares are exercisable at $0.90 per share, 30,000 shares are exercisable at $1.09 per share, and 30,000 shares are exercisable at a price of $1.07 per share.

(9)	Includes options to purchase 104,000 shares of our common stock, of which 7,000 shares are exercisable at a price of $3.15 per share, 7,000 shares are exercisable at a price of $2.55 per share, 30,000 shares are exercisable at a price of $0.90 per share, 30,000 shares are exercisable at a price of $1.09 per share, and 30,000 shares are exercisable at a price of $1.07 per share.

(10)	Includes 349,184 shares owned jointly by Mr. Wallace and his wife, Patricia Wallace and 30,000 shares owned by Mr. Wallace through his Individual Retirement Account.

(11)	Includes options to purchase 161,666 shares of our common stock, of which options to purchase 15,000 shares are exercisable at $2.49 per share, options to purchase 90,000 shares are exercisable at $0.90 per share, options to purchase 26,666 shares are exercisable at $1.09 per share, and options to purchase 30,000 shares are exercisable at a price of $1.07 per share. Excludes unvested options to purchase 13,334 shares of common stock at an exercise price of $1.09 per share vesting on 11/5/2012 and 60,000 shares of common stock at an exercise price of $1.07 per share that will vest on the following schedule: (i) 12/16/2012: 30,000, and (ii) 12/16/2013: 30,000.

(12)	Includes options to purchase 260,000 shares of our common stock, of which options to purchase 15,000 shares are exercisable at $2.49 per share, options to purchase 175,000 shares are exercisable at $0.90 per share, options to purchase 40,000 shares are exercisable at $1.09 per share, and options to purchase 30,000 shares are exercisable at a price of $1.07 per share. Excludes unvested stock options to purchase 20,000 shares of our common stock at an exercise price of $1.09 per share vesting on 11/5/2012 and 60,000 shares of our common stock at an exercise price of $1.07 per share that will vest on the following schedule: (i) 12/16/2012: 30,000, and (ii) 12/16/2013: 30,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since 2009, we have had no transactions or proposed transactions in which we were or are to be participants and in which any related person had or will have a direct or indirect material interest.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide for a board of directors elected annually for one-year terms. The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected. If any nominee is unable to serve as a director, the enclosed proxy will be voted for a substitute nominee selected by the Board of Directors.

Nominees for Director

The nominees for director are as follows:

Name	Age	Director Since
Patrick J. McEnany	64	January 2002
Philip H. Coelho	67	October 2002
Hubert E. Huckel, M.D.	80	January 2002
Charles B. O’Keeffe	72	December 2004
David S. Tierney, M.D.	48	October 2002
Milton J. Wallace	76	October 2002

Biographical information about the nominees for director is contained above in “Our Board of Directors.”

Consideration of Future Nominees

The Nominating and Corporate Governance committee of our Board will consider director candidates recommended by our stockholders. Any stockholder wishing to submit a recommendation with respect to the 2013 Annual Meeting of Stockholders should send a signed letter of recommendation to Catalyst Pharmaceutical Partners, Inc., 355 Alhambra Circle, Suite 1500, Coral Gables, Florida 33134, Attention: Corporate Secretary. To be considered, recommendation letters must be received between January 18, 2013 and February 17, 2013, and must include: (i) all information about the nominee required to be disclosed in solicitations of proxies in an election contest; (ii) the written consent of the nominee to the nomination and such nominee’s willingness to serve if elected; and (iii) the name and address of the stockholder making such recommendation, the class and number of shares of capital stock the stockholder owns, and a representation by the stockholder that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear, in person or by proxy, to propose such nomination.

Vote Required

The election of directors requires a plurality of the votes cast by the holders of our common stock. A “plurality” means the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors.

The Board of Directors recommends a vote in favor of those persons nominated for election to the Board of Directors.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO OUR 2006 STOCK INCENTIVE PLAN

You are being asked to approve an amendment (the “Amendment”) to our 2006 Stock Incentive Plan (the “2006 Plan”), which is set forth as Annex I to this Proxy Statement. If approved, the amendment will become effective on June 1, 2012, the date of the annual meeting. As of April 5, 2012, there were options to purchase 2,019,888 shares with a weighted average exercise price of $1.19 per share outstanding under the 2006 Plan and 239,270 shares remained available for future issuance.

Stock-based compensation is a fundamental component of our compensation program. Our equity compensation program is designed to attract and retain key employees, directors and consultants, many of whom view equity incentives as a key component of their compensation. Stock-based compensation encourages and rewards employee performance and helps align employee interests with those of our stockholders. We currently award stock options on an annual basis to our employees and to members of our Board of Directors as part of their overall compensation package for that year. We also from time to time issue awards to our consultants. The Amendment will add additional shares into the 2006 Plan so that we are able to continue to grant stock-based awards in order to continue to motivate existing key employees, consultants and members of our Board of Directors and align their financial interests with those of our stockholders.

The Board of Directors approved the Amendment on February 23, 2012. The Board of Directors believes that the Amendment serves a critical role in attracting and retaining the high-caliber employees, consultants and directors that are essential to our success and in motivating these individuals to strive to reach our goals.

By approving the Amendment, stockholders will be approving the addition of 1,000,000 shares to the 2006 Plan, increasing the number of shares available for issuance under the 2006 Plan by 1,000,000 shares, from an aggregate of 2,688,828 shares to an aggregate of 3,688,828 shares. The additional 1,000,000 shares represent approximately 3.8% of our outstanding shares as of April 5, 2012, on a fully diluted basis.

The primary features of the Plan which, except for the increase in shares set forth under the Amendment, will remain the same if the stockholders approve this proposal. Such terms are described in “Equity Compensation Plan Information—2006 Stock Incentive Plan” on pages 16 and 17 of this proxy statement.

The Board of Directors recommends that the stockholders approve the above-described proposal to amend the 2006 Stock Incentive Plan.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

This purpose of this proposal is the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012. Grant Thornton has served as our independent registered public accounting firm since 2006. The Audit Committee may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the stockholders, and the Audit Committee would do so if it were in our best interest and the best interest of our stockholders. Grant Thornton provided services in connection with the audit of our financial statements for the year ended December 31, 2011. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Audit Fees

Information about fees paid to Grant Thornton in fiscal years 2010 and 2011 are contained above on page 9 in “Independent Auditor’s Fees.”

Pre-Approval of Audit Functions

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent registered public accounting firm or any other auditing or accounting firm. 100% of the services provided to us by Grant Thornton in 2010 and 2011 were pre-approved by the Audit Committee.

The Board of Directors recommends that stockholders approve the proposal to ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2012.

OTHER MATTERS

The Board is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of proxy holders.

CONTACTING THE BOARD OF DIRECTORS

Stockholders may communicate with the board of directors by directing their communications in a hard copy (i.e. non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our principal executive office located at 355 Alhambra Circle, Suite 1500, Coral Gables, Florida 33134, Attention: Corporate Secretary. A stockholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of our common stock. Our corporate secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of our products or services; (ii) communications from suppliers or vendors relating to our obligations to such supplier or vendor; (iii) communications from pending or threatened opposing parties in legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (iv) any other communications that the corporate secretary deems, in his reasonable discretion, to be unrelated to our business. The corporate secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be automatically sent directly to the Chairman of the Audit Committee, whether or not it was directed to such person.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2013 Annual Meeting of Stockholders must be received by our corporate secretary not later than December 30, 2012 at our principal executive offices, 355 Alhambra Circle, Suite 1500, Coral Gables, Florida 33134, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2013 Annual Meeting of Stockholders. Additionally, we must receive notice of any stockholder proposal to be submitted at the 2013 Annual Meeting of Stockholders (but not required to be in our proxy statement) by February 17, 2013, or such proposal will be considered untimely pursuant to Rule 14a-5(e) and 14a-8 under the Exchange Act. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

ADDITIONAL INFORMATION

The Company is delivering its Annual Report to its stockholders with this proxy statement. The Company will furnish without charge to any stockholder submitting a written request, the Company’s 2011 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written requests should be directed to the Company, Attention: Corporate Secretary, at the address set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany

Chairman of the Board

Coral Gables, Florida

April 13, 2012

ANNEX I

AMENDMENT NO. 2

TO THE CATALYST PHARMACEUTICAL PARTNERS, INC.

2006 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors of Catalyst Pharmaceutical Partners, Inc. (the “Company”) has determined that it is in the Company’s best interests to amend the Company’s 2006 Stock Incentive Plan (the “Plan”).

NOW, THEREFORE, the Plan is to be amended as follows:

1.	Section 5(a) of the Plan is to be amended in its entirety and restated as follows:

(a)    Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Three Million Six Hundred and Eighty-Eight Thousand Eight Hundred Twenty-Eight (3,688,828) shares.

2.	In all other respects the Plan shall remain in full force and effect.

Annex I

CATALYST PHARMACEUTICAL PARTNERS, INC.

355 Alhambra Circle, Suite 1500

Coral Gables, Florida 33134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick J. McEnany and Alicia Grande, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.001 par value per share, of Catalyst Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”), which the undersigned would be entitled to vote at the 2012 Annual Meeting of Stockholders to be held at 9:00 a.m. local time, on Friday, June 1, 2012 or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1.	PROPOSAL ONE — Election of Directors

To elect the following persons as Directors of the Company:

For a one year term

Patrick J. McEnany

Philip H. Coelho

Hubert E. Huckel, M.D.

Charles B. O’Keeffe

David S. Tierney, M.D.

Milton J. Wallace

☐	FOR ALL NOMINEES except as indicated

☐	WITHHOLD AUTHORITY to vote for all nominees (INSTRUCTION: To withhold authority for an individual nominee, strike a line through that nominee’s name in the list above.)

2.	PROPOSAL TWO — To approve an amendment to our 2006 Stock Incentive Plan increasing the number of shares of common stock available for issuable under the Plan by 1,000,000 shares (from an aggregate of 2,688,828 shares to an aggregate of 3,688,828 shares).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL THREE — To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL FOUR — To transact such other business as may properly come before the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders dated April 13, 2012, and the accompanying Proxy Statement.

Date:                     , 2012.

Signature

Name(s) (typed or printed)

Address(es)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.